EXHIBIT 99.1

News Release

Contact:

Ellen Ewart

Vice President, Investor and Media Relations

410-689-7632

eewart@foundationcoal.com

Foundation Coal Announces Supplemental Third Quarter Earnings Call

Call Scheduled for 4 p.m. Eastern Time Today

LINTHICUM HEIGHTS, MD, November 2 2005 — Foundation Coal Holdings, Inc. (NYSE:FCL) announced that it will hold a supplemental earnings call at 4 p.m. (Eastern time) this afternoon to allow an additional question and answer session.  The company’s earnings conference call earlier in the day today experienced technical difficulties, and many were unable to get into the call, or to ask questions during the interactive portion of the call.

For those who wish to participate, please call 800.268.8047 about 10 minutes before the scheduled start time of the call.

The supplemental earnings call will also be available via the company website, www.foundationcoal.com. In addition to the live webcast, replays will be available via Foundation Coal’s website for two weeks following the call.

ABOUT FOUNDATION COAL

Foundation Coal Holdings, Inc., through its affiliates, is a major U.S. coal producer with 13 coal mines and related facilities in several states including

Pennsylvania, West Virginia, Illinois, and Wyoming. Through its subsidiaries Foundation Coal employs approximately 2,700 people and produces approximately 65 million tons annually, largely for utilities generating electricity. Foundation’s corporate offices are in Linthicum Heights, MD.

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